UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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J. ALEXANDER’S HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

ANCORA ADVISORS, LLC
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ancora Advisors, LLC (“Ancora”) has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit withhold votes from the election of director candidates nominated by J. Alexander’s Holdings, Inc., a Tennessee corporation (the “Company”), at the Company’s upcoming 2019 annual meeting of shareholders (the “2019 Annual Meeting”).

Item 1: On June 7, 2019, Ancora issued a statement that leading proxy advisory firm Institutional Shareholder Services (“ISS”) has recommend that shareholders of the Company vote on Ancora’s GOLD proxy card to WITHHOLD their votes from Company nominees Timothy Janszen and Ronald Maggard at the upcoming 2019 Annual Meeting.  ISS concluded that Ancora “has presented a compelling case outlining the company's relative underperformance and governance shortcomings, which suggests that board refreshment is needed. Moreover, the board has failed to remove, or subject to a sunset requirement, the classified board and the supermajority vote requirement to enact certain changes to the governing documents, each of which adversely impacts shareholder rights. WITHHOLD votes are therefore warranted for incumbent management nominees Timothy Janszen and Ronald Maggard on [Ancora’s] (GOLD) card.”